Exhibit 3.4- Certificate of Amendment which contains the Certificates of Designation of Rights & Preferences of Series A Preferred Stock, Series B Super Voting Stock and Series C Preferred Stock

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 7, 2013

Job Number: C20131107-1270
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130732465-13	Amendment	22 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Jason Hataway
Certificate Number: C20131107-1270
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130732465-13
	Filing Date and Time 11/07/2013 9:17 AM
	Entity Number E0802622005-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Success Exploration & Resources Inc File #: E0802622005-3

2. The articles have been amended as follows: (provide article numbers, if available)

Certificate of Designation of Rights & Preferences of Series A Preferred Stock of Success Exploration & Resources Inc Pursuant to NR 78.1955 - SEE ATTACHED

Certificate of Designation of Rights & Preferences of Series B Super Voting Preferred Stock of Success Exploration & Resources Inc Pursuant to NR 78.1955 - SEE ATTACHED

Certificate of Designation of Rights & Preferences of Series C Preferred Stock of Success Exploration & Resources Inc Pursuant to NR 78.1955 - SEE ATTACHED

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.84%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF
RIGHTS & PREFERENCES OF SERIES A PREFERRED STOCK
OF SUCCESS EXPLORATION & RESOURCES, INC.
PERSUANT TO NRS 78.1955

SUCCESS EXPLORATION & RESOURCES, INC., a Nevada Corporation (the "Corporation"), **DOES HEREBY CERTIFY**:

1. The undersigned, Matthew H. Sage, is the duly elected President and Treasurer of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

2. The undersigned, Ilona Mandelbaum, is the duly elected Secretary of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

3. The undersigned, Raymond Talarico, is the duly elected Director of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

4. On October 25, 2013 pursuant to the authority conferred upon the board of directors by the Certificate of Amendment to the Articles of Incorporation, and pursuant to the provisions of Nevada Revised Statute (NRS Chapter 78), the Board adopted the following resolution authorizing the designation of a Series of Preferred Stock and providing for the designations, preferences and rights of the Series A Preferred Stock as contemplated in Nevada Revised Statute (NRS) Sections 78.195 titled Issuance of more than one class or series of stock; rights of stockholders and Section 78.1955 titled Establishment of matters regarding class or series of stock by resolution of board of directors.

5. The corporation has designated Two million (2,000,000) shares of Series A Preferred Stock.

6. None of the shares of Series A Preferred Stock have been issued.

7. Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on September 10, 2013 (i) authorizing a series of the Corporation's previously authorized 5,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,000,000 shares of Series A Preferred Stock of the Corporation, the Board of Directors of the Corporation has duly adopted the following recitals:

WHEREAS, the Amended Articles of Incorporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Amended Articles of Incorporation to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

WHEREAS, the Corporation has not issued any shares of Preferred Stock, and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges and restrictions relating to this initial series of Preferred Stock, and the number of shares constituting said series, and the designation of said series;

NOW, THEREFORE, BE IT

RESOLVED: That the President and the Secretary of this Corporation are authorized to execute, verify and file a certificate of designation of preferences with respect to the Series A Preferred Stock in accordance with the laws of the State of Nevada; and

RESOLVED FURTHER: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the 5,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series A Preferred Stock (the "Series A Preferred Stock"), to consist of 2,000,000 shares, par value $0.001 per share, which shall have the following preferences, powers, designations and other special rights;

A. Two Million (2,000,000) of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designed "Series A Preferred Stock" (the "Series A Preferred Stock").

B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1. **Rank.** The Series A Preferred Stock is Preferred with respect to dividend rights, redemption rights, conversion rights, voting rights and rights on liquidation, dissolution and winding up of the affairs of the Corporation to all other classes and series of equity securities of the Corporation hereafter issued, unless as determined by the Board of Directors such Preference is further superseded by a future Designation of a Series of Preferred Stock (the Common Stock and such other class or series of equity securities being hereinafter referred to as "Junior Stock").

2. **Voting.** Except as may be otherwise provided in the Articles of Incorporation or by law, the Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to, actions amending the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible.

3. **Dividends.** Dividends on the Series A Preferred Stock shall accrue on each share of Series A Preferred Stock, from the date of original issuance of such share of Series A Preferred Stock on a cumulative basis, at the rate of 10.0% (ten percent) per annum. Cumulative dividends will be payable twice each calendar year only if, as and when determined and declared by the Board of Directors of the Corporation. Such dividends on the Series A Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any Junior Stock. The Company, at the option of the Company may elect to pay any and all such Cumulative dividends in, cash, Common Stock and or Series A Preferred Stock or any combination thereof.

3.B. No dividend shall be paid on shares of the capital stock of the Corporation in any fiscal year unless: (i) the preferential dividends of the Series A Preferred Stock set forth in Section 3.A above shall have been paid in full.

4. **Liquidation**. Upon any Liquidation (as defined below), the holders of the shares of Series A Preferred Stock shall, first be entitled, before any distribution or payment is made upon Junior Stock, to be paid, in preference to the Junior Stock, an amount per share equal to $2.50 (Two-Dollars-Fifty Cents) as adjusted for stock splits, stock dividends and the like, plus an amount equal to all accrued and unpaid dividends thereon to the date of such Liquidation, if any, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Liquidation Preference Payments." If upon such Liquidation of the Corporation, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Preferred Stock of the Liquidation Preference Payments, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Preferred Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Preferred Stock and such Parity Preferred Stock are each entitled. Upon any such Liquidation, immediately after the holders of the Common Stock and the Series A Preferred Stock and the holders of Parity Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining assets shall be distributed among the holders of Junior Stock on a pro-rata basis.

Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

As used in this Certificate of Designation, the term "Liquidation" shall be deemed to consist of (x) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (y) a consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such other entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) in which the shareholders of the Corporation do not continue to hold at least a 50% interest in the successor entity, or a transaction or a series of transactions that results in the transfer of more than 50% of the voting power of the Corporation, or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets.

5. **Class Voting Restrictions**. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of Series A Preferred Stock is required by law, and in addition to any other vote required by law or the Articles of Incorporation, the Corporation may with the consent of at least fifty-one percent (51%) of the then outstanding shares of Common Stock (i) amend, alter and/or repeal the Articles of Incorporation or the Bylaws of the Corporation in a manner that would not adversely affect the preferences and rights of the Series A Preferred Stock but not so affect the Series A Preferred Stock as a class or (ii) create or authorize the creation of any additional class or series of shares of stock or rights to acquire stock unless the same is Junior Stock. The Corporation may with the consent least fifty-one percent (51%) of the then outstanding shares available to vote call for and or convert the Series A Preferred Stock to Common Stock of the Corporation;

6. **Conversions.** The Company and the holders of shares of Series A Preferred Stock shall have the following conversion rights:

6.A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the Company shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any Liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock upon such Liquidation) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $2.50 plus any accrued or unpaid dividends at the time of conversion, and (ii) dividing the result by the conversion price of $2.50 per share and multiplying by Two (2) (2:1) or, in case an adjustment of such price has taken place pursuant to the further provisions of this Clause 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). The holders of the Series A Preferred Stock may, at their option, at any time within the first 12 months of issuance of such Series A Preferred Stock convert such Series A Preferred Stock into Common Stock of the Company. However, if at the option of the Corporation the Preferred Shares are redeemed within the first 12 months from the date of issue, the holder thereof will receive a payment of $2.75 per share and one share of the Corporations Common Stock along with all accrued and unpaid dividends which may be paid in cash or Common Stock at the option of the Company. If the Preferred Shares are redeemed after 12 months from the date of issue, the holder thereof shall be entitled to receive two shares of common stock for each share redeemed along with all accrued and unpaid dividends, which may be paid in cash or in common stock at the option of the Company. The Corporation at the option of the Corporation maintains the right to pay all accrued and unpaid amounts owed in cash or in Common Stock. Such rights of conversion shall be exercised by the Corporation thereof by giving written notice that the Corporation elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

6.B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

6.C. Fractional Shares: Dividends, Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each, the Corporation shall pay, to the extent permitted by law, in cash or

or Common Stock at the option of the Corporation an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay, to the extent permitted by law, to the holder surrendering the Series A Preferred Stock for conversion an amount in cash or Common Stock at the option of the Corporation equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

6.D. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

6.E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation (other than in connection with a merger or other reorganization in which the Corporation is not the surviving entity) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive upon the conversion of such share or shares of the Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

6.F. Notice of Adjustment. Upon any adjustment of the Conversion Price with the consent of at least fifty-one percent (51%) of the then outstanding shares of Common Stock, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation within 20 days' prior of such adjustment when the same shall take place, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

6.G. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation;

(4) there shall be any Organic Change; or

(5) there shall be a Liquidation.

then, in any one or more of said cases, the Corporation shall give, by delivery in person, federal express or other nationally recognized courier, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation (a) at least 20 business days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification or Liquidation and (b) in the case of any such reorganization, reclassification or Liquidation, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, if known, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification or Liquidation, as the case may be.

6.H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable (except for taxes which are not payable by the Corporation pursuant to Section 6L hereof) and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that, to the extent permitted by law, it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation.

6.I. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall automatically be retired and shall not be reissued as shares of Series A Preferred Stock; upon such conversion and the filing of any certificate required by the Nevada Statutes, such shares shall be restored to the status of authorized but unissued shares of Preferred Stock; and the Corporation may from time to time take such appropriate

corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

6.J. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

6.K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

6.L. Restrictions on Transfer. Upon Conversion of Series A Preferred Stock to Common Stock of the Corporation the Common Shares are thereby "Restricted Securities" because such securities are being converted by the Corporation in private transactions not involving a public offering. Legends reciting the restricted nature of the Securities will appear on all certificates evidencing such securities. Each certificate will contain a legend stating that the security is not registered under the Securities Act ("Federal Legend") and the resale of the securities represented by such certificate is restricted, as set forth more fully below.

Federal Legend. The Federal Legend appearing on all certificates evidencing the securities offered hereby will be substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

7. **Redemption.** The shares of Series A Preferred Stock shall be redeemed as follows:

7.A. Redemption. At any time or from time to time the Corporation may, with the consent of at least fifty-one percent (51%) of the then outstanding shares of Common Stock to the extent permitted by law, redeem any or all of the shares of Series A Preferred Stock (the "Redemption").

7.B. Redemption Price and Payment. The Series A Preferred Stock to be redeemed upon Redemption shall be redeemed (i) by paying cash in an amount equal to $2.50 per share of Series A Preferred Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F or 6G), plus any declared and unpaid dividends thereon to the date of Redemption and (ii) two (2) shares of Common Stock for each share of Series A Preferred Stock so redeemed; items (i) and (ii) above being collectively referred to as the "Redemption Payments." Such Redemption Payments shall be made in full on the Redemption date to the holders entitled thereto.

7.C. Redemption Mechanics. At least 10 but not more than 20 days prior to the Redemption date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Preferred Stock notifying such holder of the Redemption and specifying the Redemption Payments, the Redemption date and the place where said Redemption Payments shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption date, unless there shall have been a default in the payment of the Redemption Payments, all rights of holders of shares of Series A Preferred Stock (except the right to receive the Redemption Payments) shall cease with respect to those shares that have been redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

7.D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be retired and shall not be reissued as shares of Series A Preferred Stock; upon such redemption and the filing of any certificate required by the Nevada Statutes, such shares shall be restored to the status of authorized but unissued shares of Preferred Stock; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

7.E. The Board of Directors, with the consent least fifty-one percent (51%) of the then outstanding shares of Common Stock is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock of one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Designation, the Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the number of shares constituting such Series A and the distinctive designation of such series;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii) whether the shares or such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series.

8. **Redemption Upon Qualified Financing.**

a) "Qualified Financing" means, any gross proceeds received by the Company from the issuance of any debt, equity or equity-linked securities (including upon the exercise of any warrants) of greater than $10,000,000.00 (Ten Million Dollars) in the aggregate from the date hereof.

b) Upon the occurrence of a Qualified Financing, each holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such holder, to require the Corporation to redeem all of the Series A Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in cash, shall be due and payable or issuable, as the case may be, within ten (10) Trading Days of the date on which the notice for the payment therefore is provided by a Holder (the "Triggering Redemption Payment Date"). For purposes of this Section, a share of Series A Preferred Stock is outstanding until such date as the applicable holder shall have paid the Triggering Redemption Amount in cash. "Triggering Redemption Amount" means, on a pro rata basis for each share of Series A Preferred Stock, 125% of the stated value of such share of Series A Preferred Stock.

9. **Redemption Upon Qualified Registration Statement.**

a) "Qualified Registration Statement" means, any Registration Statement undertaken by the Company of any equity or equity-linked securities (including upon the exercise of any warrants) of any Class of Securities of the Company from the date hereof.

b) Upon the occurrence of a Qualified Registration Statement, each holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such holder, to require the Corporation to redeem all the Series A Preferred Stock then held by such Holder for a redemption price, in Common Stock, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in Common Stock, shall be due and payable or issuable, as the case may be, within ten (10) Trading Days of the date on which the notice for the payment therefore is provided by a Holder (the "Triggering Redemption Payment Date"). For purposes of this Section, a share of Series A Preferred Stock is outstanding until such date as the applicable holder shall have paid the Triggering Redemption Amount in cash. "Triggering Redemption Amount" means, on a pro rata basis for each share of Series A Preferred Stock, 125% of the stated value of such share of Series A Preferred Stock.

10. **Record Owner.** The Corporation may deem the person in whose name shares of Series A Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

11. **Register**. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Voting Preferred Stock. Upon any transfer of shares of Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

12. **No Other Rights, Privileges, Etc.** Except as specifically set forth herein, the holders of the Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of their own knowledge, and the undersigned have executed this certificate at the corporate office, Delray Beach, Florida as of the 25th day of October 2013.

____
Matthew H. Sage
President, Treasurer

____
Ilona Mandelbaum
Secretary, Director

____
Raymond J. Talarico
Director, CFO

CERTIFICATE OF DESIGNATION OF
RIGHTS & PREFERENCES OF SERIES B SUPER VOTING PREFERRED STOCK
OF SUCCESS EXPLORATION & RESOURCES, INC.
PERSUANT TO NRS 78.1955

SUCCESS EXPLORATION & RESOURCES, INC., a Nevada Corporation (the "Corporation"), **DOES HEREBY CERTIFY:**

1. The undersigned, Matthew H. Sage, is the duly elected President and Treasurer of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

2. The undersigned, Ilona Mandelbaum, is the duly elected Secretary of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

3. The undersigned, Raymond Talarico, is the duly elected Director of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

4. On October 25, 2013 pursuant to the authority conferred upon the board of directors by the Certificate of Amendment to the Articles of Incorporation, and pursuant to the provisions of Nevada Revised Statute (NRS Chapter 78), the Board adopted the following resolution authorizing the designation of a Series of Preferred Stock and providing for the designations, preferences and rights of the Series B Super Voting Preferred Stock as contemplated in Nevada Revised Statute (NRS) Sections 78.195 titled Issuance of more than one class or series of stock; rights of stockholders and Section 78.1955 titled Establishment of matters regarding class or series of stock by resolution of board of directors.

5. The corporation has designated Six-Hundred Thousand (600,000) shares of Series B Super Voting Preferred Stock.

6. None of the shares of Series B Super Voting Preferred Stock have been issued.

7. Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on September 10, 2013 (i) authorizing a series of the Corporation's previously authorized 5,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Six-Hundred Thousand (600,000) shares of Series B Super Voting Preferred Stock of the Corporation, the Board of Directors of the Corporation has duly adopted the following recitals:

WHEREAS, the Amended Articles of Incorporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Amended Articles of Incorporation to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

WHEREAS, the Corporation has not issued any shares of Preferred Stock, and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges and

restrictions relating to this initial series of Preferred Stock, and the number of shares constituting said series, and the designation of said series;

NOW, THEREFORE, BE IT

RESOLVED FURTHER: That the President and the Secretary of this Corporation are authorized to execute, verify and file a certificate of designation of preferences with respect to the Series B Super Voting Preferred Stock in accordance with the laws of the State of Nevada;

RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the 5,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series B Super Voting Preferred Stock (the "Series B Preferred Stock"), to consist of Six-Hundred Thousand (600,000) shares, par value $0.001 per share, which shall have the following preferences, powers, designations and other special rights;

A. Six-Hundred Thousand (600,000) of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designed "Series B Super Voting Preferred Stock" (the "Series B Preferred Stock").

B. The rights, preferences, privileges, restrictions and other matters relating to the Series B Preferred Stock are as follows:

1. **Dividend Rights** The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, a dividend at the rate of 3% of the original issue price per share per annum, payable in preference and priority to any payment of any dividend on Common Stock. If, in any twelve month period, the Board of Directors declares dividends on the Common Stock that would exceed the dividends declared on the Series B Preferred Stock in such period determined on a Common Share Equivalent Basis (as defined below), the Board shall declare and pay an equivalent additional dividend on the Series B Preferred Stock so that the total dividends on the Common Stock and the Series B Preferred Stock are on a parity determined on a Common Share Equivalent Basis. Common Share Equivalent Basis shall be determined by comparing the dividend that would have been or will be declared or paid on the number of shares of Common Stock into which the shares of Series B Preferred Stock would have been or will be convertible as of the record date(s) to the dividends which were paid or will be paid on the Common Stock during such twelve month period. The right to receive dividends on shares of Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year. The original issue price of the Series B Preferred Stock (as adjusted for any combination, consolidation, share distributions or share dividends with respect to such shares) shall be $0.001 per share.

2. **Voting Rights** Holders of the Series B Preferred Stock shall have One-Thousand (1,000) times that number of votes on all matters submitted to the shareholders that each shareholder of the Corporation's Common Stock (rounded to the nearest whole numbers) is entitled to vote at each meeting of shareholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Holders of the Series B Preferred Sock shall vote together with the holders of Common Stock.

3. **Liquidation, Dissolution or Winding Up** Subject to any preferential liquidation rights of any series of Preferred Stock as may then be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary of involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether form capital or form earnings available for distribution to its stockholders, an amount equal to that sum available for distribution to common stock holders.

4. **Conversion** The shares of Series B Preferred Stock will not be convertible into shares of the Corporation's Common Stock.

5. **Voting to Change the Terms of Series B Preferred Stock** The approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose (or the written consent without a meeting) of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Stock.

6. **Notices** In the case that the Corporation shall offer for subscription *pro rata* to the holders of its Common Stock any additional shares of stock of any class or other rights or there shall be any Organic Change (as defined below), the Company shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-US residents, addressed to the holders of the shares of Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation, (I) at least twenty (20) trading days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such change and (ii) in the case of any such change, at least twenty (20) trading days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (I) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

a. "Organic Change." Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change."

7. **Record Owner** The Corporation may deem the person in whose name shares of Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series B Preferred Stock for all purposes, and the Corporation shall not be affected by any notices to the contrary.

8. **Register** The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series B Preferred Stock. Upon any transfer of shares of Series B Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the stock register.

9. **No Other Rights, Privileges, Etc.** Except as specifically set forth herein, the

holders of the Series B Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Preferred Stock.

IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of their own knowledge, and the undersigned have executed this certificate at the corporate office, Delray Beach, Florida as of the 25th day of October 2013.

____
Matthew H. Sage
President, Treasurer

____
Ilona Mandelbaum
Secretary, Director

____
Raymond J. Talarico
Director, CEO

CERTIFICATE OF DESIGNATION OF RIGHTS & PREFERENCES OF SERIES C PREFERRED STOCK OF SUCCESS EXPLORATION & RESOURCES, INC. PERSUANT TO NRS 78.1955

SUCCESS EXPLORATION & RESOURCES, INC., a Nevada Corporation (the "Corporation"), **DOES HEREBY CERTIFY:**

1. The undersigned, Matthew H. Sage, is the duly elected President and Treasurer of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

2. The undersigned, Ilona Mandelbaum, is the duly elected Secretary of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

3. The undersigned, Raymond Talarico, is the duly elected Director of Success Exploration & Resources, Inc. a Nevada corporation (the "Corporation").

4. On October 25, 2013 pursuant to the authority conferred upon the board of directors by the Certificate of Amendment to the Articles of Incorporation, and pursuant to the provisions of Nevada Revised Statute (NRS Chapter 78), the Board adopted the following resolution authorizing the designation of a Series of Preferred Stock and providing for the designations, preferences and rights of the Series C Preferred Stock as contemplated in Nevada Revised Statute (NRS) Sections 78.195 titled Issuance of more than one class or series of stock; rights of stockholders and Section 78.1955 titled Establishment of matters regarding class or series of stock by resolution of board of directors.

5. The corporation has designated Two million (2,000,000) shares of Series C Preferred Stock.

6. None of the shares of Series C Preferred Stock have been issued.

7. Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on September 10, 2013 (i) authorizing a series of the Corporation's previously authorized 5,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Two Million (2,000,000) shares of Series C Preferred Stock of the Corporation, the Board of Directors of the Corporation has duly adopted the following recitals:

WHEREAS, the Amended Articles of Incorporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Amended Articles of Incorporation to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

WHEREAS, the Corporation has not issued any shares of Preferred Stock, and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges and restrictions relating to this initial series of Preferred Stock, and the number of shares constituting said series, and the designation of said series;

NOW, THEREFORE, BE IT

RESOLVED: That the President and the Secretary of this Corporation are authorized to execute, verify and file a certificate of designation of preferences with respect to the Series C Preferred Stock in accordance with the laws of the State of Nevada; and

RESOLVED FURTHER: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the 5,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series C Preferred Stock (the "Series C Preferred Stock"), to consist of Two Million (2,000,000) shares, par value $0.001 per share, which shall have the following preferences, powers, designations and other special rights;

A. Two Million (2,000,000) of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designed "Series C Preferred Stock" (the "Series C Preferred Stock").

B. The rights, preferences, privileges, restrictions and other matters relating to the Series C Preferred Stock are as follows:

1. Voting. Except as may be otherwise provided in the Articles of Incorporation or by law, the Series C Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to, actions amending the Articles of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series C Preferred Stock is then convertible.

2. Dividends. Dividends on the Series C Preferred Stock shall accrue on each share of Series C Preferred Stock, from the date of original issuance of such share of Series C Preferred Stock on a cumulative basis, at the rate of 10.0% (Ten percent) per annum. Cumulative dividends will be payable twice each calendar year only if, as and when determined and declared by the Board of Directors of the Corporation. Such dividends on the Series C Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for any Junior Stock. The Company, at the option of the Company may elect to pay any and all such Cumulative dividends in, cash, Common Stock, and or Series C Preferred Stock or any combination thereof.

2.(b) No dividend shall be paid on shares of the capital stock of the Corporation in any fiscal year unless: (i) the preferential dividends of the Series C Preferred Stock set forth in Section 3.A above shall have been paid in full.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $5.00 per share, (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C

Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

As used in this Certificate of Designation, the term "Liquidation" shall be deemed to consist of (x) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (y) a consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such other entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) in which the shareholders of the Corporation do not continue to hold at least a 50% interest in the successor entity, or a transaction or a series of transactions that results in the transfer of more than 50% of the voting power of the Corporation, or (z) the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets.

4. Class Voting Restrictions. At any time when shares of Series C Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of Series C Preferred Stock is required by law, and in addition to any other vote required by law or the Articles of Incorporation, the Corporation may with the consent of at least fifty-one percent (51%) of the then outstanding shares of Common Stock (i) amend, alter and/or repeal the Articles of Incorporation or the Bylaws of the Corporation in a manner that would not adversely affect the preferences and rights of the Series C Preferred Stock but not so affect the Series C Preferred Stock as a class or (ii) create or authorize the creation of any additional class or series of shares of stock or rights to acquire stock unless the same is Junior Stock. The Corporation may with the consent least fifty-one percent (51%) of the then outstanding shares available to vote call for and or convert the Series C Preferred Stock to Common Stock of the Corporation;

5. Conversions. The Company and the holders of shares of Series C Preferred Stock shall have the following conversion rights:

5. (a) Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into the Two (2) shares of the Corporation's Common Stock, par value $0.001 per share (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

5. (b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer

can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

5. (c) All shares of Common Stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

5. (d) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock which is being converted.

5. (e) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

5. (f) Restrictions on Transfer. Upon Conversion of Series C Preferred Stock to Common Stock of the Corporation the Common Shares are thereby "Restricted Securities" because such securities are being converted by the Corporation in private transactions not involving a public offering. Legends reciting the restricted nature of the Securities will appear on all certificates evidencing such securities. Each certificate will contain a legend stating that the security is not registered under the Securities Act ("Federal Legend") and the resale of the securities represented by such certificate is restricted, as set forth more fully below.

5. (g) Federal Legend. The Federal Legend appearing on all certificates evidencing the securities offered hereby will be substantially in the following form:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

5. (h) Lock-Up Provisions on Conversion. Shares of Series C Preferred Stock may be converted into shares of Common Stock at any time with company permission but restricted for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

5. (g) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series C

Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable (except for taxes which are not payable by the Corporation pursuant to Section 5d hereof) and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that, to the extent permitted by law, it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series C Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation.

6. Redemption. The shares of Series C Preferred Stock shall be redeemed as follows:

6. (a) Redemption. At any time or from time to time the Corporation may, with the consent of at least fifty-one percent (51%) of the then outstanding shares of Common Stock to the extent permitted by law, redeem any or all of the shares of Series C Preferred Stock (the "Redemption").

6. (b) Redemption Price and Payment. The Series C Preferred Stock to be redeemed upon Redemption shall be redeemed (i) by paying cash in an amount equal to $5.00 per share of Series C Preferred Stock, plus any declared and unpaid dividends thereon to the date of Redemption and (ii) one (1) shares of Common Stock for each share of Series C Preferred Stock so redeemed; items (i) and (ii) above being collectively referred to as the "Redemption Payments." Such Redemption Payments shall be made in full on the Redemption date to the holders entitled thereto.

6. (c) Redemption Mechanics. At least 10 but not more than 20 days prior to the Redemption date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series C Preferred Stock notifying such holder of the Redemption and specifying the Redemption Payments, the Redemption date and the place where said Redemption Payments shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption date, unless there shall have been a default in the payment of the Redemption Payments, all rights of holders of shares of Series C Preferred Stock (except the right to receive the Redemption Payments) shall cease with respect to those shares that have been redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

6. (d) The Board of Directors, with the consent least fifty-one percent (51%) of the then outstanding shares of Common Stock is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock of one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Designation, the Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the number of shares constituting such Series C and the distinctive designation of such series;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii) whether the shares or such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series.

7. Redemption Upon Qualified Financing.

a) "Qualified Financing" means, any gross proceeds received by the Company from the issuance of any debt, equity or equity-linked securities (including upon the exercise of any warrants) of greater than $20,000,000.00 (Twenty Million Dollars) in the aggregate from the date hereof.

b) Upon the occurrence of a Qualified Financing, the Company shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of the Company, to require the Holder to convert all, or any portion thereof, of the Series C Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in cash, shall be due and payable or issuable, as the case may be, within ten (10) Trading Days of the date on which the notice for the payment therefore is provided by a Holder (the "Triggering Redemption Payment Date"). For purposes of this Section, a share of Series C Preferred Stock is outstanding until such date as the applicable holder shall have paid the Triggering Redemption Amount in cash. "Triggering Redemption Amount" means, on a pro rata basis for each share of Series C Preferred Stock, 125% of the stated value of such share of Series C Preferred Stock.

8. Redemption Upon Qualified Registration Statement.

a) "Qualified Registration Statement" means, any Registration Statement undertaken by the Company of any equity or equity-linked securities (including upon the exercise of any warrants) of any Class of Securities of the Company from the date hereof.

b) Upon the occurrence of a Qualified Registration Statement, the Company shall (in addition to

all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of the Company, to require the Holder to convert all, or a portion thereof, of the Series C Preferred Stock then held by such Holder for a redemption price, in Common Stock, equal to the Triggering Redemption Amount. The Triggering Redemption Amount, in Common Stock, shall be due and payable or issuable, as the case may be, within ten (10) Trading Days of the date on which the notice for the payment therefore is provided by a Holder (the "Triggering Redemption Payment Date"). For purposes of this Section, a share of Series C Preferred Stock is outstanding until such date as the applicable holder shall have paid the Triggering Redemption Amount in cash. "Triggering Redemption Amount" means, on a pro rata basis for each share of Series C Preferred Stock, 125% of the stated value of such share of Series C Preferred Stock.

9. Record Owner. The Corporation may deem the person in whose name shares of Series C Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series C Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

10. Register. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series C Voting Preferred Stock. Upon any transfer of shares of Series C Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

11. No Other Rights, Privileges, Etc. Except as specifically set forth herein, the holders of the Series C Preferred Stock shall have no other rights, privileges or preferences with respect to the Series C Preferred Stock.

IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of their own knowledge, and the undersigned have executed this certificate at the corporate office, Delray Beach, Florida as of the 25th day of October 2013.

____
Matthew H. Sage
President, Treasurer

____
Ilena Mandelbaum
Secretary, Director

____
Raymond J. Talarico
Director, CEO